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77I.   Terms of new or amended securities

a)  N

b)  INFLATION PROTECTION BOND, a new series of the Registrant, began offering Investor, Institutional, A, B, C and R classes during the period.  The following describes these classes of the fund, as called for by the applicable registration statement item:

Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so that investors holding more than 50% of the Trust's (all funds') outstanding shares may be able to elect a Board of
Trustees. The Trust undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of trustees is determined by the votes received from all the Trust's shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.
The Trust shall continue unless terminated by (1) approval of at least two-thirds of the shares of each fund entitled to vote or (2) by the Trustees by written notice to shareholders of each fund. Any fund may be terminated by (1) approval of at least two-thirds of the shares of that fund or (2) by the Trustees by written notice to shareholders of that fund.
Upon termination of the Trust or a fund, as the case may be, the Trust shall pay or otherwise provide for all charges, taxes, expenses and liabilities belonging to the Trust or the fund. Thereafter, the Trust shall reduce the remaining assets belonging to each fund (or the particular fund) to cash, shares of other securities or any combination thereof, and distribute the proceeds belonging to each fund (or the particular fund) to the shareholders of that fund ratably according to the number of shares of that fund held by each shareholder on the termination date.
Shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for its obligations. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. The Declaration of Trust also provides for indemnification and reimbursement of expenses of any shareholder held personally liable for obligations of the Trust. The Declaration of Trust provides that the Trust will, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The Declaration of Trust further provides that the Trust may maintain appropriate insurance (for example, fidelity, bonding, and errors and omissions insurance)
for the protection of the Trust, its shareholders, trustees, officers, employees and agents to cover possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss as a result of shareholder liability is limited to circumstances in which both inadequate insurance exists and the Trust is unable to meet its obligations.

The assets belonging to each series are held separately by the custodian and the shares of each series represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series. Your rights as a shareholder are the same for all series of securities unless otherwise stated.
Within their respective fund or class, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.
In the event of complete liquidation or dissolution of a fund or class, shareholders of the fund or class of shares shall be entitled to receive, pro rata, all of the assets less the liabilities of that fund or class.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund. Shares of each fund have equal voting rights, although each fund votes separately on matters affecting that fund exclusively.

If you do business with American Century through a financial intermediary or a retirement plan, your ability to purchase, exchange, redeem and transfer shares will be affected by the policies of that entity. Some policy differences may include
o  minimum investment requirements
o  exchange policies
o  fund choices
o  cutoff time for investments
o  trading restrictions

Investors interested in the Investor and Institutional classes should contact their FINANCIAL INTERMEDIARY or plan sponsor for a complete description of its policies. Copies of the fund's annual report, semiannual report and statement of additional information are available from the individual's intermediary or plan sponsor.


                           FINANCIAL INTERMEDIARIES INCLUDE BANKS, BROKER-DEALERS, INSURANCE
                  COMPANIES AND INVESTMENT ADVISORS.


Certain financial intermediaries perform recordkeeping and administrative services for their clients that would otherwise be performed by American Century's transfer agent.  In some circumstances, the advisor will pay such service providers a fee for performing those services.  Also, the advisor and the fund's distributor may make payments for various additional services or other expenses out of their profits or other available sources.  Such payments may be made for one or more of the following:  (1) distribution services, which include expenses incurred by intermediaries for their sales activities with respect to the fund, such as preparing, printing and distributing sales literature and advertising materials and compensating registered representatives or other employees of such intermediary for their sales activities, (2) shareholder services, such as providing individual and custom investment advisory services to clients of the intermediary; and (3) marketing and promotional services, including business planning assistance, educating personnel about the fund, and sponsorship of sales meetings, which may include covering costs of providing speakers, meals and other entertainment.  The distributor may sponsor seminars and conferences designed to educate intermediaries about the fund and may cover the expenses associated with attendance at such meetings, including travel costs.  These payments and activities are intended to provide an incentive to intermediaries to sell the fund by ensuring that they are educated about the fund, and to help such intermediaries defray costs associated with offering the fund.  The amount of any payments described by this paragraph is determined by the advisor or the distributor, and all such amounts are paid out of the available assets of the advisor and distributor, and not by you or the fund.  As a result, the total expense ratio of the fund will not be affected by any such payments.

Although fund share transactions may be made directly with American Century at no charge, you also may purchase, redeem and exchange fund shares through financial intermediaries that charge a transaction-based or other fee for their services. Those charges are retained by the intermediary and are not shared with American Century or the fund.
With respect to the Investor and Institutional classes, the fund has authorized certain financial intermediaries to accept orders on the fund's behalf. American Century has contracts with these intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the intermediary on a fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to American Century and paid for in accordance with the contract, they will be priced at the net asset value next determined after your request is received in the form required by the intermediary.

Investors interested in the A, B, C and R Classes may be charged a transaction fee by their financial intermediary, for the purchase or sale of fund shares.  Please contact your intermediary or plan sponsor for a complete description of its policies. Copies of the fund's annual report, semiannual report and statement of additional information are available from your intermediary or plan sponsor.
With respect to the A, B, C and R Classes, the fund has authorized certain FINANCIAL INTERMEDIARIES to accept orders on the fund's behalf. American Century has contracts with these intermediaries requiring them to track the time investment orders are received and to comply with procedures relating to the transmission of orders. Orders must be received by the intermediary on the fund's behalf before the time the net asset value is determined in order to receive that day's share price. If those orders are transmitted to American Century and paid for in accordance with the contract, they will be priced at the net asset value next determined after your request is received in the form required by the intermediary.


                     ?     FINANCIAL INTERMEDIARIES INCLUDE BANKS, BROKER-DEALERS, INSURANCE
                  COMPANIES AND INVESTMENT ADVISORS.


Investment instructions are irrevocable. That means that once you have mailed or otherwise transmitted your investment instruction, you may not modify or cancel it. The fund reserves the right to suspend the offering of shares for a period of time and to reject any specific investment (including a purchase by exchange).
Additionally, we may refuse a purchase if, in our judgment, it is of a size that would disrupt the management of the fund.

To open an account (Investor Class), the minimum initial investment amounts are $2,000 for a Coverdell Education
Savings Account (CESA), and $2,500 for all other accounts.
To open an account (Institutional Class), the minimum investment amount is $5 million ($3 million for endowments and foundations) per fund. If you invest with us through a financial intermediary, this requirement may be met if your financial intermediary aggregates your investments with those of other clients into a single group, or omnibus, account that meets the minimum.
The minimum investment requirement for the Investor or Institutional Classes may be waived if you, or your financial intermediary, if you invest through an omnibus account, has an aggregate investment in our family of funds of $10 million or more ($5 million for endowments and foundations). In addition, financial intermediaries or plan recordkeepers may require retirement plans to meet certain other conditions, such as plan size or a minimum level of assets per participant, in order to be eligible to purchase Institutional Class shares.
If you hold Investor Class shares of any American Century fund, or Institutional Class shares of the American
Century Diversified Bond Fund, in an American Century account (i.e., not a financial intermediary or retirement plan account), we may charge you a $12.50 semiannual account maintenance fee if the value of those shares is less than $10,000. We will determine the amount of your total eligible investments twice per year, generally the last
Friday in October and April. If the value of those investments is less than $10,000 at that time, we will redeem shares automatically in one of your accounts to pay the $12.50 fee. Please note that you may incur a tax liability as a result of the redemption. In determining your total eligible investment amount, we will include your investments in all PERSONAL ACCOUNTS (including American Century Brokerage accounts) registered under your
Social Security number. We will not charge the fee as long as you choose to manage your accounts exclusively online. You may enroll for exclusive online account management on our Web site. To find out more about exclusive online account management, visit americancentury.com/info/demo.


                           PERSONAL ACCOUNTS INCLUDE INDIVIDUAL ACCOUNTS, JOINT ACCOUNTS, UGMA/UTMA
                  ACCOUNTS, PERSONAL TRUSTS, COVERDELL EDUCATION SAVINGS ACCOUNTS, IRAS (INCLUDING
                  TRADITIONAL, ROTH, ROLLOVER, SEP-, SARSEP- AND SIMPLE-IRAS), AND CERTAIN OTHER
                  RETIREMENT ACCOUNTS. IF YOU HAVE ONLY BUSINESS, BUSINESS RETIREMENT,
                  EMPLOYER-SPONSORED OR AMERICAN CENTURY BROKERAGE ACCOUNTS, YOU ARE CURRENTLY NOT
                  SUBJECT TO THIS FEE, BUT YOU MAY BE SUBJECT TO OTHER FEES.


The Institutional Class shares are made available for purchase by large institutional shareholders such as bank trust departments, corporations, retirement plans, endowments, foundations and financial advisors that meet the fund's minimum investment requirements. Institutional Class shares are not available for purchase by insurance companies for variable annuity and variable life products.

The A, B, C and R Classes are available through a financial advisor, who can help you choose the option that is most appropriate.

The following chart provides a summary description of the A, B, C and R classes:
 -------------------------------------------------------------------------------------------
 A CLASS                          B CLASS
 -------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------
 Initial sales charge(1)          No initial sales charge
 ...........................................................................................
 ...........................................................................................
 Generally no CDSC(2)             Contingent deferred sales charge on redemptions within
                                  six years
 ...........................................................................................
 ...........................................................................................
 12b-1 fee of 0.25%               12b-1 fee of 1.00%
 ...........................................................................................
 ...........................................................................................
 No conversion feature            Convert to A Class shares eight years after purchase
 ...........................................................................................
 ...........................................................................................
 Generally more appropriate       Aggregate purchases limited
 for long-term investors          to amounts less than $100,000
 -------------------------------------------------------------------------------------------



C CLASS                                              R CLASS
No initial sales charge                              No initial sales charge
Contingent deferred sales charge on            No contingent deferred sales charge
redemptions within 12 months
12b-1 fee of 1.00%                                   12b-1 fee of 0.50%
No conversion feature                                No conversion feature
Aggregate purchases limited to amounts               Generally offered through qualified
less than $1,000,000; generally more   retirement plans and other
appropriate for short-term investors   fee-based arrangements


1 THE SALES CHARGE FOR A CLASS SHARES DECREASES DEPENDING ON THE SIZE OF YOUR INVESTMENT, AND MAY BE WAIVED FOR
  SOME PURCHASES. THERE IS NO SALES CHARGE FOR PURCHASES OF $1,000,000 OR MORE.

2 A CDSC OF 1.00% WILL BE CHARGED ON CERTAIN PURCHASES OF $1,000,000 OR MORE THAT ARE REDEEMED WITHIN ONE YEAR OF
  PURCHASE.

To open an account, the minimum investment is $2,500 for all accounts of A, B, C and R Classes. These funds are not available for retirement accounts.

A Class shares are sold at their offering price, which is net asset value plus an initial sales charge. This sales charge varies depending on the amount of your investment, and is deducted from your purchase before it is invested. The sales charges and the amounts paid to your financial advisor are:
 -------------------------------------------------------------------------------------------
 PURCHASE AMOUNT               SALES CHARGE       SALES CHARGE         AMOUNT PAID TO
                                S A % OF          AS A % OF            FINANCIAL ADVISOR
                               AFFERING PRICE     NET AMOUNT INVESTED  AS A % OF OFFERING
                               O                                       PRICE
 -------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------
 Less than $50,000             4.50%              4.71%                4.00%
 ...........................................................................................
 ...........................................................................................
 $50,000 - $99,999             4.50%              4.71%                4.00%
 ...........................................................................................
 ...........................................................................................
 $100,000 - $249,999           3.50%              3.63%                3.00%
 ...........................................................................................
 ...........................................................................................
 $250,000 - $499,999           2.50%              2.56%                2.00%
 ...........................................................................................
 ...........................................................................................
 $500,000 - $999,999           2.00%              2.04%                1.75%
 ...........................................................................................
 ...........................................................................................
 $1,000,000 - $3,999,999       0.00%              0.00%                1.00%(1)
 ...........................................................................................
 ...........................................................................................
 $4,000,000 - $9,999,999       0.00%              0.00%                0.50%(1)
 ...........................................................................................
 ...........................................................................................
 $10,000,000 or more           0.00%              0.00%                0.25%(1)
 -------------------------------------------------------------------------------------------


1 FOR PURCHASES OVER $1,000,000 BY QUALIFIED RETIREMENT PLANS, NO UPFRONT AMOUNT WILL BE PAID TO FINANCIAL
  ADVISORS.

There is no front-end sales charge for purchases of $1,000,000 or more, but if you redeem your shares within one year of purchase you will pay a 1.00% deferred sales charge, subject to the exceptions listed below. No sales charge applies to reinvested dividends.
You may qualify for a reduction or waiver of certain sales charges, but you or your financial advisor must provide certain information, including the account numbers of any accounts to be aggregated, to American Century at the time of purchase in order to take advantage of such reduction or waiver.
You and your immediate family (your spouse and your children under the age of 21) may combine investments to reduce your A Class sales charge in the following ways:
ACCOUNT AGGREGATION. Investments made by you and your immediate family may be aggregated at each account's current market value if made for your own account(s) and/or certain other accounts, such as:
o  Certain trust accounts
o  Solely controlled business accounts
o  Single-participant retirement plans
o  Endowments or foundations established and controlled by you or an immediate family member
For purposes of aggregation, only investments made through individual-level accounts, rather than accounts aggregated at the intermediary level, may be included.
CONCURRENT PURCHASES. You may combine simultaneous purchases in A, B or C Class shares of any two or more
American Century Advisor Funds (funds that offer A, B and C Class shares) to qualify for a reduced A Class sales charge.
RIGHTS OF ACCUMULATION. You may take into account the current value of your existing holdings in A, B or C Class shares of any American Century Advisor Fund to determine your A Class sales charge.
LETTER OF INTENT. A Letter of Intent allows you to combine all non-money market fund purchases of all A, B and C
Class shares you intend to make over a 13-month period to determine the applicable sales charge. Such purchases will be valued at their historical cost for this purpose. At your request, purchases made during the previous 90 days may be included; however, capital appreciation, capital gains and reinvested dividends do not apply toward these combined purchases. A portion of your account will be held in escrow to cover additional A Class sales charges that will be due if your total investments over the 13-month period do not qualify for the applicable sales charge reduction.
WAIVERS FOR CERTAIN INVESTORS. The sales charge on A Class shares may be waived for:
o  purchases by registered representatives and other employees of certain financial intermediaries (and their immediate family members) having sales agreements with the advisor or distributor
o  wrap accounts maintained for clients of certain financial intermediaries who have entered into agreements with
   American Century
o  present or former officers, directors and employees (and their families) of American Century
o  qualified retirement plan purchases
o  IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan
o  certain other investors as deemed appropriate by American Century


B Class shares are sold at their net asset value without an initial sales charge. For sales of B Class shares, the amount paid to your financial advisor is 4.00% of the amount invested. If you redeem your shares within six years of purchase date you will pay a contingent deferred sales charge (CDSC) as set forth below. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to your financial advisor. There is no CDSC on shares acquired through reinvestment of dividends or capital gains.
 -------------------------------------------------------------------------------------------
 REDEMPTIONS DURING                     CDSC AS A % OF ORIGINAL PURCHASE PRICE
 -------------------------------------------------------------------------------------------
 -------------------------------------------------------------------------------------------
 1st year                               5.00%
 ...........................................................................................
 ...........................................................................................
 2nd year                               4.00%
 ...........................................................................................
 ...........................................................................................
 3rd year                               3.00%
 ...........................................................................................
 ...........................................................................................
 4th year                               3.00%
 ...........................................................................................
 ...........................................................................................
 5th year                               2.00%
 ...........................................................................................
 ...........................................................................................
 6th year                               1.00%
 ...........................................................................................
 ...........................................................................................
 After 6th year                         None
 -------------------------------------------------------------------------------------------


B Class shares (which carry a 1.00% 12b-1 fee) will automatically convert to A Class shares (which carry a 0.25%
12b-1 fee) in the month of the eight-year anniversary of the purchase date.

C Class shares are sold at their net asset value without an initial sales charge. For sales of C Class shares, the amount paid to your financial advisor is 1.00% of the amount invested. If you redeem your shares within 12 months of purchase you will pay a CDSC of 1.00% of the original purchase price or the current market value at redemption, whichever is less. The purpose of the CDSC is to permit the fund's distributor to recoup all or a portion of the up-front payment made to your financial advisor.
The CDSC will not be charged on shares acquired through the reinvestment of dividends or distributions or increases in the net asset value of shares.
To minimize the amount of the CDSC you may pay when you redeem shares, the fund will first redeem shares acquired through reinvested dividends and capital gain distributions, which are not subject to a CDSC. Shares that have been in your account long enough that they are not subject to a CDSC are redeemed next. For any remaining redemption amount, shares will be sold in the order they were purchased (earliest to latest).
Any applicable contingent deferred sales charge may be waived in the following cases:
o  redemptions through systematic withdrawal plans not exceeding annually:
o  12% of the lesser of the original purchase cost or current market value for
   A Class shares
 o 12% of the original purchase cost for B Class shares
 o 12% of the lesser of the original purchase cost or current market value for
   C Class shares
o  distributions from IRAs due to attainment of age 59(1)/2 for A Class shares and for
   C Class shares
o  required minimum distributions from retirement accounts upon reaching age 70(1)/2
o  tax-free returns of excess contributions to IRAs
o  redemptions due to death or post-purchase disability
o  exchanges, unless the shares acquired by exchange are redeemed within the original CDSC period
o  IRA rollovers from any American Century Advisor Fund held in a qualified retirement plan, for A Class shares only
o  if no broker was compensated for the sale
Within 90 days of redemption of any A or B Class shares, you may reinvest all of the redemption proceeds in A
Class shares of any American Century Advisor Fund at the then-current net asset value without paying an initial sales charge. Any CDSC you paid on an A Class redemption that you are reinvesting will be credited to your account. You or your financial advisor must notify the fund's transfer agent in writing at the time of the reinvestment to take advantage of this privilege, and you may use it only once.
You may exchange A, B, C or R class shares of the fund for shares of the same class of another American Century
Advisor Fund without a sales charge if you meet the following criteria:
o  The exchange is for a minimum of $100
o  For an exchange that opens a new account, the amount of the exchange must meet or exceed the minimum account size requirement for the fund receiving the exchange
For purposes of computing any applicable CDSC on shares that have been exchanged, the holding period will begin as of the date of purchase of the original fund owned. Exchanges from a money market fund are subject to a sales charge on the fund being purchased, unless the money market fund shares were acquired by exchange from a fund with a sales charge or by reinvestment of dividends or capital gains distributions.
If you sell your B or C Class or, in certain cases, A Class shares within a certain time after their purchase, you will pay a sales charge the amount of which is contingent upon the amount of time you have held your shares, as described above.

Your redemption proceeds for Investor and Institutional classes will be calculated using the NET ASSET VALUE
(NAV) next determined after we receive your transaction request in good order.


                           A FUND'S NET ASSET VALUE, OR NAV, IS THE PRICE OF THE FUND'S SHARES.


However, we reserve the right to delay delivery of redemption proceeds up to seven days. For example, each time you make an investment with American Century, there is a seven-day holding period before we will release redemption proceeds from those shares, unless you provide us with satisfactory proof that your purchase funds have cleared. For funds with CheckWriting privileges, we will not honor checks written against shares subject to this seven-day holding period. Investments by wire generally require only a one-day holding period. If you change your address, we may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If you change your bank information, we may impose a 15-day holding period before we will transfer or wire redemption proceeds to your bank. In addition, we reserve the right to honor certain redemptions with securities, rather than cash.



If, during any 90-day period, you redeem fund shares worth more than $250,000 (or 1% of the value of the fund's assets if that amount is less than $250,000), we reserve the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The portfolio managers would select these securities from the fund's portfolio.
We will value these securities in the same manner as we do in computing the fund's net asset value. We may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, you may have to pay brokerage or other transaction costs to convert the securities to cash.
If your redemption would exceed this limit and you would like to avoid being paid in securities, please provide us with an unconditional instruction to redeem at least 15 days prior to the date on which the redemption transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on the fund and its remaining investors.

If your account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, we will notify you and give you 90 days to meet the minimum.  If shareholders of Investor,
Institutional, A, B,C, and R Classes shares do not meet the deadline, American Century reserves the right to redeem the shares in the account and send the proceeds to your address of record. Please note that shares redeemed in this manner may be subject to a sales charge if held less than the applicable time period. You may incur tax liability as a result of the redemption. For Institutional Class shares, we reserve the right to convert your shares to Investor Class shares of the same fund. The Investor Class shares have a unified management fee that is 0.20% higher than the Institutional Class.

A signature guarantee - which is different from a notarized signature - is a warranty that the signature presented is genuine. We may require a signature guarantee for the following transactions:
o  Your redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners
o  Your redemption proceeds or distribution amount is sent by wire or EFT to a destination other than your personal bank account
o  You are transferring ownership of an account over $100,000
We reserve the right to require a signature guarantee for other transactions, at our discretion.

We reserve the right to change any stated investment requirement, including those that relate to purchases, exchanges and redemptions. We also may alter, add or discontinue any service or privilege. Changes may affect all investors or only those in certain classes or groups. In addition, from time to time we may waive a policy on a case-by-case basis, as the advisor deems appropriate.

ACIT DIVERSIFIED BOND FUND 9/30/2005 NSAR filing


(a)      N/A
(B)      DIVERSIFIED BOND FUND:  a series of the Registrant, began offering R Class shares during the period.
The following describes all classes of the funds, including the R Class, as called for by the applicable registration statement item:

Each fund is a separate series of shares issued by the Corporation, and shares of each fund have equal voting rights.  Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so that investors holding more than 50% of the Corporation's (i.e., all funds') outstanding shares may be able to elect a Board of Directors. The Corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all Corporation shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series or class of shares are held separately by the custodian and the shares of each series or class represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series or class. Within their respective series or class, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

In the event of complete liquidation or dissolution of the funds, shareholders of each series or class of shares will be entitled to receive, pro rata, all of the assets less the liabilities of that series or class.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership in the fund.

The assets belonging to each fund or class of shares are held separately by the custodian and the shares of each fund or class represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each fund or class. Within their respective fund or class, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund. Shares of each fund have equal voting rights, although each fund votes separately on matters affecting that fund exclusively.

Investor and Institutional Class shares have no up-front or deferred charges, commissions or 12b-1 fees.
Institutional Class shares are offered primarily through employer-sponsored retirement plans, or through institutions like banks, broker-dealers and insurance companies.

A Class shares are sold at their offering price, which is net asset value plus an initial sales charge. This sales charge varies depending on the amount of a shareholder's investment, and is deducted from a shareholder's purchase before it is invested. A Class shares are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through investment advisors, broker-dealers, banks, insurance companies and other financial intermediaries that provide various administrative and distribution services.

A shareholder may qualify for a reduction or waiver of certain sales charges, but must provide information to
American Century at the time shares are purchased in order to take advantage of a reduction or waiver.

A shareholder and his immediate family (spouse and children under the age of 21) may combine investments to reduce A Class sales charges in the following ways:

ACCOUNT AGGREGATION. Investments made by a shareholder and his immediate family may be aggregated if made for his own account(s) and/or certain other accounts, such as:
o        Certain trust accounts
o        Solely controlled business accounts
o        Single-participant retirement plans
o        Endowments or foundations established and controlled by the shareholder or an immediate family member

CONCURRENT PURCHASES. A shareholder may combine simultaneous purchases in A, B or C Class shares of any two or more American Century Advisor Funds (funds that offer A,B and C Class shares) to qualify for a reduced A Class sales charge.

RIGHTS OF ACCUMULATION. A shareholder may take into account the current value of his existing holdings in A, B or
C Class shares of any American Century Advisor Fund to determine his A Class sales charge.

LETTER OF INTENT. A Letter of Intent allows a shareholder to combine all non-money market fund purchases of all
A, B and C Class shares he intends to purchase over a 13-month period to determine the applicable sales charge.
At a shareholder's request, purchases made during the previous 90 days may be included; however, capital appreciation, capital gains and reinvested dividends do not apply toward these combined purchases. A portion of a shareholder's account will be held in escrow to cover additional A Class sales charges that will be due if his total investments over the 13-month period do not qualify for the applicable sales charge reduction.

WAIVER FOR CERTAIN INVESTORS. The sales charge on A Class shares may be waived for:
o        Purchases by registered representatives and other employees of certain financial intermediaries (and their immediate family members) who have selling agreements for American Century funds
o        Wrap accounts maintained for clients of certain financial intermediaries who have entered into agreements with American Century
o        Present or former officers, directors and employees (and their families) of American Century
o        Qualified retirement plan purchases
o        IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan
o        Certain other investors as deemed appropriate by American Century

B Class shares are sold at their net asset value without an initial sales charge. However, if a shareholder redeems shares within six years of their purchase, he will pay a contingent deferred sales charge (CDSC) the amount of which is contingent upon the length of time the shares have been held. There is no CDSC on shares acquired through reinvestment of dividends or capital gains.  B Class shares automatically convert to A Class shares in the month of the eight-year anniversary of the purchase date.

C Class shares are sold at their net asset value without an initial sales charge.  However, if a shareholder sells his C Class shares within 12 months of their purchase, he will pay a sales charge the amount of which is contingent upon the length of time the shares have been held.

Any applicable CDSC may be waived in the following cases:
o        Redemptions through systematic withdrawal plans not exceeding annually:
o        12% of the lesser of the original purchase cost or current market value for A Class shares
o        12% of the original purchase cost for B Class shares
o        12% of the lesser of the original purchase cost or current market value for C Class shares
o        Distributions from IRAs due to attainment of age 59 1/2 for A Class and C Class shares
o        Required minimum distributions from retirement accounts upon reaching age 70 1/2
o        Tax-free returns of excess contributions to IRAs
o        Redemptions due to death or post-purchase disability
o        Exchanges, unless the shares acquired by exchange are redeemed within the original CDSC period
o        IRA rollovers from any American Century Advisor Fund held in a qualified retirement plan, for A Class shares only
If no broker was compensated for the sale


R Class shares are offered primarily through employer-sponsored retirement plans and through institutions like investment advisors, banks, broker-dealers and insurance companies. R Class shares are sold at their net asset value without an initial sales charge.

The A, B, C, Advisor and R Class shares have 12b-1 plans under which each class pays an annual fee based on the fund's average net assets to the distributor. The plans provide for the funds to pay annual fees of 0.25% for A
Class shares, 1.00% for B and C Class shares, and 0.50% for Advisor and R Class shares to the distributor. The distributor pays all or a portion of such fees to the investment advisors, banks, broker-dealers insurance companies and recordkeepers that make such shares available.

Redemption proceeds are calculated using the net asset value (NAV) next determined after a transaction request is received in good order. However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time an investment is made with American Century, there is a seven-day holding period before redemption proceeds from those shares will be released, unless satisfactory proof is provided that the purchase funds have cleared. For funds with CheckWriting privileges, American Century will not honor checks written against shares subject to this seven-day holding period. Investments by wire generally require only a one-day holding period. If a shareholder changes his address, American Century may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If a shareholder changes his bank information, American Century may impose a 15-day holding period before proceeds are transferred or wired to the shareholder's bank.

In addition, American Century reserves the right to honor certain redemptions with securities rather than cash.

If, during any 90-day period, fund shares worth more than $250,000 (or 1% of the value of the fund's assets if that amount is less than $250,000) are redeemed, American Century reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The fund managers would select these securities from the fund's portfolio. A payment in securities can help the fund's remaining shareholders avoid tax liabilities that they might otherwise have incurred had the fund sold securities prematurely to pay the entire redemption amount in cash.

American Century will value these securities in the same manner as used in computing the fund's net asset value.
American Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, brokerage or other transaction costs may be incurred to convert the securities to cash.

If a shareholder's redemption would exceed this limit and he would like to avoid being paid in securities, he must provide American Century with an unconditional instruction to redeem at least 15 days prior to the date on which the redemptions transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on the fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and allow 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the account holder's address of record. A, B or C Class shares may be subject to a sales charge as a result of the redemption.  A shareholder may also incur tax liability if shares are redeemed in this manner.

American Century may require a signature guarantee for the following transactions:
o        A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners
o        A shareholder's redemption proceeds or distribution amount is sent by wire or EFT to a destination other than his personal bank account
o        A shareholder is transferring ownership of an account over $100,000
American Century reserves the right to require a signature guarantee for other transactions.

A shareholder may exchange shares of a fund for shares of the same class of another American Century Advisor Fund without a sales charge if he meets the following criteria:

o        The exchange is for a minimum of $100
o        For an exchange that opens a new account, the amount of the exchange meets or exceeds the minimum account size requirement for the fund receiving the exchange.

For purposes of computing any applicable CDSC on shares that have been exchanged, the holding period will begin as of the date of purchase of the original fund owned. Exchanges from a money market fund are subject to a sales charge on the fund being purchased, unless the money market fund shares were acquired by exchange from a fund with a sales charge or by reinvestment of dividends or capital gains distributions.

Within 90 days of a redemption of any A or B Class shares, a shareholder may reinvest all of the redemption proceeds in A Class shares of any American Century Advisor Fund at the then-current net asset value without paying an initial sales charge. Any CDSC the shareholder paid on an A Class redemption that he is reinvesting will be credited to his account. The shareholder or his financial advisor must notify the fund's transfer agent in writing at the time of the reinvestment to take advantage of this privilege, and it may be used only once.

ACIT HIGH-YIELD FUND 9/30/2005 NSAR filing


(a)      N/A
(B)      HIGH-YIELD FUND:  a series of the Registrant, began offering R Class shares during the period.  The following describes all classes of the funds, including the R Class, as called for by the applicable registration statement item:

Each fund is a separate series of shares issued by the Corporation, and shares of each fund have equal voting rights.  Each fund votes separately on matters affecting that fund exclusively. Voting rights are not cumulative, so that investors holding more than 50% of the Corporation's (i.e., all funds') outstanding shares may be able to elect a Board of Directors. The Corporation undertakes dollar-based voting, meaning that the number of votes a shareholder is entitled to is based upon the dollar amount of the shareholder's investment. The election of directors is determined by the votes received from all Corporation shareholders without regard to whether a majority of shares of any one fund voted in favor of a particular nominee or all nominees as a group.

The assets belonging to each series or class of shares are held separately by the custodian and the shares of each series or class represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each series or class. Within their respective series or class, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

In the event of complete liquidation or dissolution of the funds, shareholders of each series or class of shares will be entitled to receive, pro rata, all of the assets less the liabilities of that series or class.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership in the fund.

The assets belonging to each fund or class of shares are held separately by the custodian and the shares of each fund or class represent a beneficial interest in the principal, earnings and profit (or losses) of investments and other assets held for each fund or class. Within their respective fund or class, all shares have equal redemption rights. Each share, when issued, is fully paid and non-assessable.

Each shareholder has rights to dividends and distributions declared by the fund he or she owns and to the net assets of such fund upon its liquidation or dissolution proportionate to his or her share ownership interest in the fund. Shares of each fund have equal voting rights, although each fund votes separately on matters affecting that fund exclusively.

Investor and Institutional Class shares have no up-front or deferred charges, commissions or 12b-1 fees.
Institutional Class shares are offered primarily through employer-sponsored retirement plans, or through institutions like banks, broker-dealers and insurance companies.

A Class shares are sold at their offering price, which is net asset value plus an initial sales charge. This sales charge varies depending on the amount of a shareholder's investment, and is deducted from a shareholder's purchase before it is invested. A Class shares are intended for purchase by participants in employer-sponsored retirement or savings plans and for persons purchasing shares through investment advisors, broker-dealers, banks, insurance companies and other financial intermediaries that provide various administrative and distribution services.

A shareholder may qualify for a reduction or waiver of certain sales charges, but must provide information to
American Century at the time shares are purchased in order to take advantage of a reduction or waiver.

A shareholder and his immediate family (spouse and children under the age of 21) may combine investments to reduce A Class sales charges in the following ways:

ACCOUNT AGGREGATION. Investments made by a shareholder and his immediate family may be aggregated if made for his own account(s) and/or certain other accounts, such as:
o        Certain trust accounts
o        Solely controlled business accounts
o        Single-participant retirement plans
o        Endowments or foundations established and controlled by the shareholder or an immediate family member

CONCURRENT PURCHASES. A shareholder may combine simultaneous purchases in A, B or C Class shares of any two or more American Century Advisor Funds (funds that offer A,B and C Class shares) to qualify for a reduced A Class sales charge.

RIGHTS OF ACCUMULATION. A shareholder may take into account the current value of his existing holdings in A, B or
C Class shares of any American Century Advisor Fund to determine his A Class sales charge.

LETTER OF INTENT. A Letter of Intent allows a shareholder to combine all non-money market fund purchases of all
A, B and C Class shares he intends to purchase over a 13-month period to determine the applicable sales charge.
At a shareholder's request, purchases made during the previous 90 days may be included; however, capital appreciation, capital gains and reinvested dividends do not apply toward these combined purchases. A portion of a shareholder's account will be held in escrow to cover additional A Class sales charges that will be due if his total investments over the 13-month period do not qualify for the applicable sales charge reduction.

WAIVER FOR CERTAIN INVESTORS. The sales charge on A Class shares may be waived for:
o        Purchases by registered representatives and other employees of certain financial intermediaries (and their immediate family members) who have selling agreements for American Century funds
o        Wrap accounts maintained for clients of certain financial intermediaries who have entered into agreements with American Century
o        Present or former officers, directors and employees (and their families) of American Century
o        Qualified retirement plan purchases
o        IRA Rollovers from any American Century Advisor Fund held in a qualified retirement plan
o        Certain other investors as deemed appropriate by American Century

B Class shares are sold at their net asset value without an initial sales charge. However, if a shareholder redeems shares within six years of their purchase, he will pay a contingent deferred sales charge (CDSC) the amount of which is contingent upon the length of time the shares have been held. There is no CDSC on shares acquired through reinvestment of dividends or capital gains.  B Class shares automatically convert to A Class shares in the month of the eight-year anniversary of the purchase date.

C Class shares are sold at their net asset value without an initial sales charge.  However, if a shareholder sells his C Class shares within 12 months of their purchase, he will pay a sales charge the amount of which is contingent upon the length of time the shares have been held.

Any applicable CDSC may be waived in the following cases:
o        Redemptions through systematic withdrawal plans not exceeding annually:
o        12% of the lesser of the original purchase cost or current market value for A Class shares
o        12% of the original purchase cost for B Class shares
o        12% of the lesser of the original purchase cost or current market value for C Class shares
o        Distributions from IRAs due to attainment of age 59 1/2 for A Class and C Class shares
o        Required minimum distributions from retirement accounts upon reaching age 70 1/2
o        Tax-free returns of excess contributions to IRAs
o        Redemptions due to death or post-purchase disability
o        Exchanges, unless the shares acquired by exchange are redeemed within the original CDSC period
o        IRA rollovers from any American Century Advisor Fund held in a qualified retirement plan, for A Class shares only
If no broker was compensated for the sale


R Class shares are offered primarily through employer-sponsored retirement plans and through institutions like investment advisors, banks, broker-dealers and insurance companies. R Class shares are sold at their net asset value without an initial sales charge.

The A, B, C, Advisor and R Class shares have 12b-1 plans under which each class pays an annual fee based on the fund's average net assets to the distributor. The plans provide for the funds to pay annual fees of 0.25% for A
Class shares, 1.00% for B and C Class shares, and 0.50% for Advisor and R Class shares to the distributor. The distributor pays all or a portion of such fees to the investment advisors, banks, broker-dealers insurance companies and recordkeepers that make such shares available.

Redemption proceeds are calculated using the net asset value (NAV) next determined after a transaction request is received in good order. However, American Century reserves the right to delay delivery of redemption proceeds up to seven days. For example, each time an investment is made with American Century, there is a seven-day holding period before redemption proceeds from those shares will be released, unless satisfactory proof is provided that the purchase funds have cleared. For funds with CheckWriting privileges, American Century will not honor checks written against shares subject to this seven-day holding period. Investments by wire generally require only a one-day holding period. If a shareholder changes his address, American Century may require that any redemption request made within 15 days be submitted in writing and be signed by all authorized signers with their signatures guaranteed. If a shareholder changes his bank information, American Century may impose a 15-day holding period before proceeds are transferred or wired to the shareholder's bank.

In addition, American Century reserves the right to honor certain redemptions with securities rather than cash.

If, during any 90-day period, fund shares worth more than $250,000 (or 1% of the value of the fund's assets if that amount is less than $250,000) are redeemed, American Century reserves the right to pay part or all of the redemption proceeds in excess of this amount in readily marketable securities instead of in cash. The fund managers would select these securities from the fund's portfolio. A payment in securities can help the fund's remaining shareholders avoid tax liabilities that they might otherwise have incurred had the fund sold securities prematurely to pay the entire redemption amount in cash.

American Century will value these securities in the same manner as used in computing the fund's net asset value.
American Century may provide these securities in lieu of cash without prior notice. Also, if payment is made in securities, brokerage or other transaction costs may be incurred to convert the securities to cash.

If a shareholder's redemption would exceed this limit and he would like to avoid being paid in securities, he must provide American Century with an unconditional instruction to redeem at least 15 days prior to the date on which the redemptions transaction is to occur. The instruction must specify the dollar amount or number of shares to be redeemed and the date of the transaction. This minimizes the effect of the redemption on the fund and its remaining investors.

If an account balance falls below the minimum initial investment amount for any reason other than as a result of market fluctuation, American Century will notify the account holder and allow 90 days to meet the minimum. If the deadline is not met, American Century reserves the right to redeem the shares in the account and send the proceeds to the account holder's address of record. A, B or C Class shares may be subject to a sales charge as a result of the redemption.  A shareholder may also incur tax liability if shares are redeemed in this manner.

American Century may require a signature guarantee for the following transactions:
o        A shareholder's redemption or distribution check, Check-A-Month or automatic redemption is made payable to someone other than the account owners
o        A shareholder's redemption proceeds or distribution amount is sent by wire or EFT to a destination other than his personal bank account
o        A shareholder is transferring ownership of an account over $100,000
American Century reserves the right to require a signature guarantee for other transactions.

A shareholder may exchange shares of a fund for shares of the same class of another American Century Advisor Fund without a sales charge if he meets the following criteria:

o        The exchange is for a minimum of $100
o        For an exchange that opens a new account, the amount of the exchange meets or exceeds the minimum account size requirement for the fund receiving the exchange.

For purposes of computing any applicable CDSC on shares that have been exchanged, the holding period will begin as of the date of purchase of the original fund owned. Exchanges from a money market fund are subject to a sales charge on the fund being purchased, unless the money market fund shares were acquired by exchange from a fund with a sales charge or by reinvestment of dividends or capital gains distributions.

Within 90 days of a redemption of any A or B Class shares, a shareholder may reinvest all of the redemption proceeds in A Class shares of any American Century Advisor Fund at the then-current net asset value without paying an initial sales charge. Any CDSC the shareholder paid on an A Class redemption that he is reinvesting will be credited to his account. The shareholder or his financial advisor must notify the fund's transfer agent in writing at the time of the reinvestment to take advantage of this privilege, and it may be used only once.